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                                                                   EXHIBIT 10.19
                         AMENDED AND RESTATED AGREEMENT

        Amended and Restated Agreement made as of the 20th day of August, 1996 between Marvin Sears (the "Director") and Jenny Craig, Inc. (the "Company").

        WHEREAS, the Director is a member of the Board of Directors of the Company and the Company desires to reward the Director for his services to the Company by allowing him to participate in accordance with and subject to the terms of this Agreement in an increase in the fair market value per share of the Common Stock of the Company; and

        WHEREAS, the Director and the Company are parties to that certain Agreement dated as of August 15, 1993, which the parties desire to amend and restate as set forth in this Agreement.

        NOW, THEREFORE, in consideration of the services rendered and to be rendered by the Director and for other good and valuable consideration, the Company and the Director hereby agree as follows:

        1. Definitions. The following terms shall have the following definitions for purposes of this Agreement.

               A. "Base Price Per Share" shall mean $14.94, the mean of the high and low sales prices of a Share of Common Stock on the New York Stock Exchange on September 15, 1993, as such amount may be adjusted as provided herein.

               B. "Common Stock" shall mean shares of common stock, $.000000005 par value per share, of the Company, any common stock into which such common stock may be changed and any common stock resulting from a reclassification of such common stock.

               C. "Director Units" means the 10,000 units granted to the Director pursuant to this Agreement, as such number of units may be adjusted as provided herein.

               D. "Exercise Payment" shall mean the amount equal to the product of (i) the number of exercised Director Units multiplied by (ii) the amount, if any, by which the Fair Market Value Per Share of Common Stock on the date of exercise exceeds the Base Price Per Share.

               E. "Fair Market Value Per Share" shall mean the value, on a particular date, of a share of Common Stock determined as follows:

                      (i) If the Common Stock is listed or admitted to trading on such date on the New York Stock Exchange, the mean of the high and low sales prices of


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        a Share on such date as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or

                      (ii) If the Common Stock is not listed or admitted to trading on the New York Stock Exchange but is listed or admitted to trading on another national exchange, the mean of the high and low sales prices of a Share on such date as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on such national exchange; or

                      (iii) If the Common Stock is not listed or admitted to trading on any national exchange, the mean of the closing bid and asked prices (or, if available, the high and low sales prices) of a Share on such date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automatic Quotation System, the National Quotation Bureau or such other system then in use with regard to the Common Stock or, if on such date the stock of the Company is publicly traded but not quoted by any such system, the mean of the closing bid and asked prices of a Share on such date as furnished by a professional market maker making a market in the Common Stock;

                      (iv) If in (i), (ii) or (iii) above, as applicable, there were no sales on such date reported as provided above, the respective prices on the most recent prior day on which a sale of a Share took place; or

                      (v) If the Common Stock is not publicly traded, such amount set by the Board of Directors of the Company in good faith.

               F. "Share" shall mean a share of Common Stock.

        2. Exercise and Payment of Director Units. (a) The Director Units granted to the Director herein may be exercised at any time and from time to time during the period beginning on the date hereof and ending on the first anniversary of the date of termination of the Director's status as a member of the Board of Directors of the Company as a result of the Director's death, disability, retirement, resignation, removal or otherwise. The Director (or the permitted transferee of the Director Units under Section 4 hereof) may exercise the Director Units granted herein in whole or in part by written notice requesting the Exercise Payment delivered to the Company which notice shall include the number of Director Units exercised. In the event any Director Unit is exercised by any person who is a permitted transferee


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under Section 4 hereof, the notice of exercise must be accompanied by appropriate proof of the right of such transferee to exercise such Director
Unit.

               (b) Upon any exercise of Director Units granted to the Director herein, the Company shall deliver to the Director, within thirty (30) days after the date of exercise, a check for the Exercise Payment due to the Director pursuant to such exercise.

        3. Adjustment. (a) If the Company shall pay to the holders of Shares a dividend payable in Shares of Common Stock or shall subdivide the outstanding Shares of Common Stock into a greater number of Shares or shall combine the outstanding Shares of Common Stock into a smaller number of Shares, the Director Units and the Base Price Per Share shall be proportionately adjusted as follows:

                      (i) If the Company pays a dividend in Shares of Common Stock, the Base Price Per Share in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend shall be reduced by multiplying such Base Price Per Share by a fraction, the numerator of which shall be the number of Shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of Shares and the total number of Shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination;

                      (ii) In case outstanding Shares of Common Stock shall be subdivided into a greater number of Shares of Common Stock, the Base Price Per Share in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding Shares of Common Stock shall each be combined into a smaller number of Shares of Common Stock, the Base Price Per Share in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective;

                      (iii) Upon each adjustment of the Base Price Per Share pursuant to this subparagraph (a), the number of Director Units held by the Director immediately prior to such adjustment shall be adjusted to a number of Director Units equal to the number of Director Units held by the Director immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Base Price Per Share in effect immediately prior to such adjustment and the denominator of which shall be


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the Base Price Per Share in effect immediately after such adjustment.

               (b) Except as expressly provided in subparagraph (a) above, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the Director Units or Base Price Per Share.

        4. Nontransferability. No rights under this Agreement shall be transferable by the Director otherwise than by will or under applicable laws of descent and distribution. No rights hereunder shall be assigned, negotiated, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no rights hereunder shall be subject to execution, attachment or similar process. Upon any transfer, assignment, negotiation, pledge or hypothecation of any rights hereunder, or in the event of any levy upon any rights hereunder by reason of any execution or similar process, contrary to the provisions hereof, all rights hereunder shall immediately become null and void.

        5. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and deemed to be properly given when delivered personally, by commercial courier, the United States mail or by telegraph, fax or telecopier transmission to the parties at the following addresses, or to such other address as a party may designate in accordance with the provisions of this Section 5:

                     If to the Company:

                           Jenny Craig, Inc.
                           11355 North Torrey Pines Road
                           La Jolla, California 92037
                           Telecopier No. (619) 812-2700

                     If to the Director:

                           Marvin Sears
                           Proskauer Rose Goetz & Mendelsohn LLP
                           2121 Avenue of the Stars, Suite 2700
                           Los Angeles, California 90067-5010
                           Telecopier No. (310) 557-2193

        6. Benefit of Agreement; No Rights as Stockholder. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the successors and assigns of the Company and the executors, administrators and permitted transferees of the


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Director. Director shall not have any rights as a stockholder as a result of this Agreement.

        7. Applicable Law. This Agreement shall be governed by and construed under the laws of the State of California.

        8. Headings; Counterparts. The headings used in this Agreement are not a part of this Agreement and shall not be used in construing it. This Agreement may be signed in counterpart copies, all of which taken together shall constitute one original.

        9. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be invalid or unenforceable, and such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement.

        10. Entire Agreement. This Agreement sets forth the parties' final and entire agreement, and supersedes any and all prior understandings, with respect to the subject matter hereof. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by the parties and any waiver of any of the terms hereof must be in writing signed by the party to be charged.

        Executed as of the day and year first above written.

                                       JENNY CRAIG, INC.

                                       By: /s/ C. JOSEPH LABONTE
                                          --------------------------------------
                                          C. Joseph LaBonte,
                                          President and Chief Executive
                                          Officer

                                           /s/ MARVIN SEARS
                                          --------------------------------------
                                          Marvin Sears




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